SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2004

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

Effective June 25, 2004, the Board of Directors of Lithium Technology Corporation (the “Company”) appointed John J. McGovern as the Chief Financial Officer of the Company. The Company has retained Bridgehead Partners, LLC (“Bridgehead Partners”) as a consultant to provide services to the Company in connection with financial reporting and related matters. Mr. McGovern is the Chairman and Managing Director of Bridgehead Partners. Ralf Tolksdorf, who has been the Chief Financial Officer of the Company since November 18, 2002, will remain as the Chief Financial Officer of the Company’s GAIA Akkumulatorenwerke GmbH subsidiary operating in Nordhausen, Germany.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 28, 2004	LITHIUM TECHNOLOGY CORPORATION

	By:	/s/ Franz Kruger
Franz Kruger
Chief Executive Officer

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